Paymentus Reports Second Quarter 2022

Financial Results

Second Quarter Transactions Increased 39% Year-over-Year

Second Quarter Revenue Increased 28% Year-over-Year

Second Quarter Gross Profit Increased 24% Year-over-Year

Contribution Profit* Increased 30% Year-over-Year

REDMOND, Wash., August 3, 2022 -- Paymentus Holdings, Inc. (“Paymentus”) (NYSE: PAY), a leading provider of cloud-based bill payment technology solutions, today announced financial results for its second quarter ended June 30, 2022.

"Paymentus had another quarter of strong growth driven by an increase in transaction volume of over 39%." said Dushyant Sharma, Founder and CEO. "We continue to see strong momentum in sales growth, crossing 125 deals closed in 2022."

Second Quarter 2022 Business and Financial Highlights*

•
Processed 89.5 million transactions in the second quarter of 2022, an increase of 39.4% from the second quarter of 2021.
•
Revenue was $120.0 million, an increase of 28.3% from the second quarter of 2021.
•
Gross profit was $35.8 million compared to $28.9 million for the second quarter of 2021. Adjusted gross profit was $38.7 million compared to $30.1 million for the second quarter of 2021.
•
Contribution profit was $48.7 million, compared to $37.4 million for the second quarter of 2021, representing an increase of 30.1%.
•
Net loss was $2.5 million and GAAP loss per share was $0.02. Non-GAAP net loss was $0.4 million and non-GAAP loss per share was $0.00.
•
Adjusted EBITDA was $5.0 million, representing a 10.3% adjusted EBITDA margin compared to $8.3 million, representing a 22.2% adjusted EBITDA margin, for the second quarter of 2021.

"Our contribution profit grew over 30% as we continued to see strong transaction growth," said Matt Parson, CFO. "As we look at the second half of the year, we anticipate expanding our adjusted EBITDA margins as we begin to see more benefits from the scale we have established."

* Descriptions of the non-GAAP financial measures contribution profit, adjusted gross profit, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income (loss) and non-GAAP earnings per share are provided below under “Use and Definitions of Non-GAAP Financial Measures,” and reconciliations are provided in the tables at the end of this release.

Updated 2022 Financial Outlook

Paymentus expects revenue for the full year 2022 to be between $485 million and $492 million or approximately 25% to 27% growth year-over-year. Contribution profit is anticipated to be between $200 million and $204 million or 26% and 29% growth year-over-year(1). Adjusted EBITDA is expected to be between $25 million and $28.5 million, resulting in an expected adjusted EBITDA margin of approximately 13% to 14%.

(1) Gross profit is estimated to be approximately 72% of contribution profit and other cost of revenue is estimated to be approximately 28% of contribution profit. The decrease in GAAP gross profit for 2022 is primarily driven by amortization of acquired intangibles, as such this will not impact adjusted gross profit.

Paymentus does not reconcile its forward-looking guidance for non-GAAP measures because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. Refer to “Use of Forward-Looking Non-GAAP Measures” below for additional explanation.

The statements in this section are forward-looking statements. For additional information regarding the use and limitations of such statements, refer to “Forward-Looking Statements” below.

Conference Call Information

In conjunction with this announcement, Paymentus will host a conference call for investors at 2:00 p.m. PT (5:00 p.m. ET) today to discuss second quarter 2022 results and our outlook for 2022. The live webcast and replay will be available at the Investor Relations section of Paymentus’ website.

About Paymentus

Paymentus is a leading provider of cloud-based bill payment technology and solutions for more than 1,700 billers and financial institutions across North America. Our omni-channel platform provides consumers with easy-to-use, flexible and secure electronic bill payment experiences through their preferred payment channel and type. Paymentus’ proprietary Instant Payment NetworkTM, or IPN, extends our reach by connecting our IPN partners’ platforms and tens of thousands of billers to our integrated billing, payment, and reconciliation capabilities. For more information, please visit www.paymentus.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our ability to expand our adjusted EBITDA margins, our future financial performance and our updated 2022 financial outlook. Forward-looking statements include statements containing words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions intended to identify forward-looking statements.

These forward-looking statements are based on our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our ability to effectively manage our growth and expand our operations, including into new channels and industry verticals across different markets; our ability to expand and retain our biller, financial institution, partner and consumer base; the continued impact of the COVID-19 pandemic on our operating results, liquidity and financial condition and on our employees, billers, financial institutions, partners, consumers and other key stakeholders; our ability to remain competitive; our ability to develop new product features and enhance our platform and brand; our future acquisitions and strategic investments; our ability to hire and retain experienced and talented employees; and other risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission, or SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 3, 2022 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, which we expect to file with the SEC in early August 2022. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Use of Forward-Looking Non-GAAP Measures

Paymentus does not meaningfully reconcile guidance for adjusted EBITDA and adjusted EBITDA margin, because Paymentus cannot provide guidance for the more significant reconciling items between net income and adjusted EBITDA without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the supplemental financial information for reconciliation of reported GAAP results to non-GAAP results. Such items include acquisition related amortization expense for acquired intangibles, foreign exchange gains and losses, adjustments to its income tax provision and certain other items Paymentus believes to be non-indicative of its ongoing operations. Such adjustments may be affected by changes in ongoing assumptions, judgements, as well as nonrecurring, unusual or unanticipated charges, expenses or gains/losses or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments is not currently determinable but may be significant.

Use and Definitions of Non-GAAP Financial Measures

In addition to disclosing financial measures in accordance with accounting principles generally accepted in the United States, or GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures, including contribution profit, adjusted gross profit, adjusted EBITDA, adjusted EBITDA margin, free cash flow, non-GAAP net income and non-GAAP earnings per share, or EPS. We use non-GAAP measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management and our board of directors to more fully understand our consolidated financial performance from period to period and helps management project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures.

Contribution profit is defined as gross profit plus other cost of revenue. Other cost of revenue equals cost of revenue less interchange and assessment fees paid by us to our payment processors.

Adjusted gross profit is defined as gross profit adjusted for non-cash items, primarily stock-based compensation and amortization.

Adjusted EBITDA is defined as net income before other income (expense) (which consists of interest income (expense), net and foreign exchange gain (loss)), depreciation and amortization and income taxes, adjusted to exclude the effects of stock-based compensation expense and certain nonrecurring expenses that management believes are not indicative of ongoing operations, consisting primarily of professional fees and other indirect charges associated with our initial public offering.

Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of contribution profit.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures and software and capitalized internal-use software development costs.

Non-GAAP net (loss) income and non-GAAP EPS are defined as net (loss) income excluding certain nonrecurring items such as discrete tax items, one-time expenses or other non-cash items, including amortization of acquisition-related intangibles.

We believe these non-GAAP measures provide our investors with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons. In particular, we exclude interchange and assessment fees in the presentation of contribution profit because we believe inclusion is less directly reflective of our operating performance as we do not control the payment channel used by consumers, which is the primary determinant of the amount of interchange and assessment fees. We use contribution profit to measure the amount available to fund our operations after interchange and assessment fees, which are directly linked to the number of transactions we process and thus our revenue and gross profit.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance and liquidity, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance and liquidity. There are limitations to the use of the non-GAAP measures presented in this press release. Our non-GAAP measures may not be comparable to similarly titled measures of other companies; other companies, including companies in our industry, may calculate non-GAAP measures differently than we do, limiting the usefulness of those measures for comparative purposes. These non-GAAP measures should not be considered in isolation from or as a substitute for financial measures prepared in accordance with GAAP.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view our non-GAAP measures in conjunction with GAAP financial measures. For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables for the reconciliation of GAAP to non-GAAP results included at the end of this release.

Contacts

Investor Relations
Paul Seamon
pseamon@paymentus.com

Media Relations
Tony Labriola
tony@thinkinsideout.com

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Revenue	$119,969	$93,495	$236,673	$185,717
Cost of revenue	84,141	64,567	165,991	129,242
Gross profit	35,828	28,928	70,682	56,475
Operating expenses
Research and development	10,185	7,921	20,575	15,651
Sales and marketing	17,851	9,505	34,041	17,727
General and administrative	10,017	7,421	19,662	14,163
Total operating expenses	38,053	24,847	74,278	47,541
(Loss) income from operations	(2,225)	4,081	(3,596)	8,934
Other income (loss)
Interest income (expense), net	98	(4)	90	(7)
Foreign exchange gain (loss)	54	(1)	80	8
(Loss) income before income taxes	(2,073)	4,076	(3,426)	8,935
(Provision for) benefit from income taxes	(378)	(3,501)	2,693	(4,722)
Net (loss) income	$(2,451)	$575	$(733)	$4,213
Undeclared dividends on Series A preferred stock	—	(898)	—	(2,258)
Net (loss) income attributable to common stock	$(2,451)	$(323)	$(733)	$1,955
Net (loss) income per share attributable to common stock
Basic	$(0.02)	$—	$(0.01)	$0.02
Diluted	$(0.02)	$—	$(0.01)	$0.02
Weighted-average number of shares used to compute net (loss) income per share attributable to common stock
Basic	121,637,711	108,970,604	121,269,688	106,240,091
Diluted	121,637,711	108,970,604	121,269,688	112,244,054

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share data)

	June 30,	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$158,335	$168,386
Restricted funds held for financial institutions	59,325	33,443
Accounts and other receivables, net of allowance of $284 and $102	52,908	43,935
Income tax receivable	2,661	2,488
Prepaid expenses and other current assets	8,611	8,184
Total current assets	281,840	256,436
Property and equipment, net of accumulated depreciation and amortization of $5,353 and $4,791	2,048	2,044
Capitalized internal-use software development costs, net	38,725	30,888
Intangible assets, net	38,108	42,088
Goodwill	129,387	129,413
Operating lease right-of-use assets	10,711	7,703
Deferred tax asset	167	163
Other long-term assets	5,176	4,207
Total assets	$506,162	$472,942
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$27,789	$24,748
Accrued liabilities	14,564	12,491
Financial institution funds in-transit	59,325	33,443
Operating lease liabilities	1,559	1,456
Contract liabilities	1,323	2,173
Income tax payable	494	122
Total current liabilities	105,054	74,433
Deferred tax liability	—	3,318
Operating leases, net of current portion	9,546	6,463
Contract liabilities, net of current portion	2,640	1,713
Finance leases and other finance obligations, net of current portion	750	883
Total liabilities	117,990	86,810
Commitments and contingencies (Note 9)
Stockholders’ equity
Preferred stock, $0.0001 par value per share, 5,000,000 authorized at June 30, 2022 and December 31, 2021, respectively, none issued and outstanding at June 30, 2022 and December 31, 2021, respectively	—	—
Class A common stock, $0.0001 par value per share, 883,950,000 shares authorized as of June 30, 2022 and December 31, 2021, respectively; 19,283,807 and 17,251,079 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	2	1
Class B common stock, $0.0001 par value per share, 111,050,000 shares authorized as of June 30, 2022 and December 31, 2021, respectively; 103,336,337 and 103,388,082 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	10	11
Additional paid-in capital	358,939	356,017
Accumulated other comprehensive income	19	168
Retained earnings	29,202	29,935
Total stockholders’ equity	388,172	386,132
Total liabilities and stockholders' equity	$506,162	$472,942

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cash flows from operating activities
Net (loss) income	$(2,451)	$575	$(733)	$4,213
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	5,886	2,548	11,360	4,940
Deferred income taxes	(4,728)	1,656	(3,322)	2,413
Stock-based compensation	1,344	568	2,620	1,131
Non-cash lease expense	365	857	1,120	1,648
Amortization of contract asset	351	177	818	177
Provision for credit losses	92	—	187	—
Change in operating assets and liabilities
Accounts and other receivables	(1,123)	652	(9,205)	(4,944)
Prepaid expenses and other current and long-term assets	(749)	(828)	(910)	(905)
Accounts payable	(1,711)	(1,229)	3,205	3,541
Accrued liabilities	1,753	610	2,615	543
Operating lease liabilities	(172)	(848)	(942)	(1,573)
Contract liabilities	132	(582)	75	301
Income taxes receivable, net of payable	4,855	1,424	204	1,272
Net cash provided by operating activities	3,844	5,580	7,092	12,757
Cash flows from investing activities
Other intangible assets acquired	(100)	—	(123)	—
Purchases of property and equipment	(265)	(408)	(795)	(564)
Capitalized internal-use software development costs	(7,733)	(4,480)	(14,464)	(8,736)
Net cash used in investing activities	(8,098)	(4,888)	(15,382)	(9,300)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriter's discounts and commissions	—	224,595	—	224,595
Proceeds from private placement	—	50,000	—	50,000
Redemption of Series A preferred stock	—	(23,013)	—	(23,013)
Payment of dividends on Series A preferred stock	—	(34,412)	—	(34,412)
Proceeds from repayment of related party loan	—	—	—	813
Proceeds from exercise of stock options	289	—	302	—
Financial institution funds in-transit	22,543	—	25,882	—
Payments of deferred offering costs	—	(399)	—	(856)
Payments on other financing obligations	(916)	(384)	(1,831)	(767)
Payments on finance leases	(61)	(68)	(135)	(136)
Net cash provided by financing activities	21,855	216,319	24,218	216,224
Foreign currency effect on cash, cash equivalents and restricted cash	(107)	10	(97)	43
Net increase in cash, cash equivalents and restricted cash	17,494	217,021	15,831	219,724
Cash, cash equivalents and restricted cash
Beginning of period	200,166	49,369	201,829	46,666
End of period	$217,660	$266,390	$217,660	$266,390

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued) (Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

The below table reconciles cash, cash equivalents and restricted cash in the condensed consolidated balance sheets to the total of the same amounts shown in the condensed consolidated statements of cash flows:

Cash and cash equivalents	$158,335	$266,390	$158,335	$266,390
Restricted funds held for financial institutions	59,325	—	59,325	—
Total cash, cash equivalents and restricted cash as shown in the condensed consolidated statements of cash flows	$217,660	$266,390	$217,660	$266,390

The following tables set forth our non-GAAP financial measures with reconciliations to the most directly comparable GAAP financial measures:

Contribution Profit

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)
Gross profit	$35,828	$28,928	$70,682	$56,475
Plus: other cost of revenue	12,896	8,513	25,427	16,075
Contribution profit	$48,724	$37,441	$96,109	$72,550

Adjusted Gross Profit

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)
Gross profit	$35,828	$28,928	$70,682	$56,475
Stock-based compensation	—	—	—	—
Amortization	2,879	1,164	5,389	2,212
Adjusted gross profit	$38,707	$30,092	$76,071	$58,687

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)
Net (loss) income	$(2,451)	$575	$(733)	$4,213
Excluding
Interest (income) expense, net	(98)	4	(90)	7
Provision for (benefit from) income taxes	378	3,501	(2,693)	4,722
Depreciation and amortization	5,886	2,548	11,360	4,940
Foreign exchange (gain) loss	(54)	1	(80)	(8)
Stock-based compensation	1,344	568	2,620	1,131
Other nonrecurring expenses(1)	—	1,115	—	2,711
Adjusted EBITDA	$5,005	$8,312	$10,384	$17,716
Adjusted EBITDA margin	10.3%	22.2%	10.8%	24.4%

(1) Other nonrecurring expenses consist of indirect costs incurred associated with our IPO.

Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)
Net cash provided by operating activities	$3,844	$5,580	$7,092	$12,757
Purchases of property and equipment and software	(365)	(408)	(918)	(564)
Capitalized internal-use software development costs	(7,733)	(4,480)	(14,464)	(8,736)
Free cash flow	$(4,254)	$692	$(8,290)	$3,457
Net cash used in investing activities	$(8,098)	$(4,888)	$(15,382)	$(9,300)
Net cash provided by financing activities	$21,855	$216,319	$24,218	$216,224

Non-GAAP Net (Loss) Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)
Net (loss) income	$(2,451)	$575	$(733)	$4,213
Excluding amortization of acquisition-related intangibles	2,007	—	4,014	—
Non-GAAP net (loss) income	$(444)	$575	$3,281	$4,213

Non-GAAP EPS

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands, except share and per share data)
Net (loss) income attributable to common shareholders	$(2,451)	$(323)	$(733)	$1,955
Excluding amortization of acquisition-related intangibles	2,007	—	4,014	—
Excluding undeclared dividends on Series A preferred stock	—	898	—	2,258
Numerator for Non-GAAP EPS - basic	$(444)	$575	$3,281	$4,213

Weighted-average shares of common stock - basic	121,637,711	108,970,604	121,269,688	106,240,091
Non-GAAP EPS - basic	$—	$0.01	$0.03	$0.04